SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2003

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

8888 Ladue Road, Suite 200, St. Louis, Missouri		63124-2056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

SIGNATURE
EXHIBIT INDEX
EX-99.1 Information for Registrant's Website

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Information to be included on Registrant’s website and presented at Registrant’s Annual Meeting of Stockholders on February 6, 2003.

ITEM 9. REGULATION FD DISCLOSURE

     Attached as Exhibit 99.1 is certain information to be included on Registrant’s website and presented at Registrant’s Annual Meeting of Stockholders later today.

     The furnishing of this Exhibit is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available. Statements in Exhibit 99.1 that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of February 6, 2003. The Registrant does not assume any obligation to update such information in the future. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant’s operations and business environment including, but not limited to: further weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; consolidation of internal operations; integration of recently acquired businesses; delivery delays or defaults by customers; termination for convenience of customer contracts, performance issues with key suppliers and subcontractors; collective bargaining and labor disputes; changes in laws and regulations; litigation uncertainty; and the Registrant’s successful execution of internal operating plans.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO TECHNOLOGIES INC.

Dated:	February 6, 2003	By:	/s/	G.E. Muenster

G.E. Muenster
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Information to be included on Registrant’s website and presented at Registrant’s Annual Meeting of Stockholders on February 6, 2003.